Exhibit 10.1

SIXTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT
This SIXTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT, dated as of May 31, 2019 (this “Amendment”), among BDCA-CB Funding, LLC, as borrower (the “Borrower”), the Lenders (as defined below) party hereto, Citibank, N.A., as administrative agent (the “Administrative Agent”), and Business Development Corporation of America, as collateral manager (in such capacity, “Collateral Manager”).
WHEREAS, the Borrower, Collateral Manager, the Administrative Agent, U.S. Bank National Association, as collateral agent (in such capacity, the “Collateral Agent”) and as custodian (in such capacity, the “Custodian”), and the financial institutions from time to time party thereto as lenders (the “Lenders”) are parties to the Credit and Security Agreement, dated as of June 27, 2014 (as previously amended and in effect immediately prior to the effectiveness of this Amendment, the “Existing Credit Agreement”, and as amended by this Amendment and as may be further amended, supplemented or otherwise modified and in effect from time to time, the “Amended Credit Agreement”; except as otherwise defined in this Amendment, terms defined in the Amended Credit Agreement are used herein as defined therein).
WHEREAS, the Borrower and the Collateral Manager request that the Lenders and the Administrative Agent amend the Existing Credit Agreement upon and subject to the terms and conditions set forth in this Amendment.
WHEREAS, these recitals shall be construed as part of this Amendment.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.Amendments to the Existing Credit Agreement. From and after the Amendment Effective Date (as defined below), the Existing Credit Agreement shall be amended as follows:
1.01.    References Generally. References in the Existing Credit Agreement (including references to the Existing Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof’) and each reference to the Existing Credit Agreement in the other Facility Documents (and indirect references such as “thereunder”, “thereby”, “therein” and “thereof’) shall be deemed to be references to the Existing Credit Agreement as amended hereby.
1.02.    Amended Language. Subject to Section 3 hereof, the Existing Credit Agreement is hereby amended to delete the red, stricken text (indicated textually in the same manner as the

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following example: ~~stricken text~~) and to add the blue, double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Amended Credit Agreement attached as Exhibit A hereto.
Section 2.    Representations and Warranties of the Borrower and Collateral Manager. The Borrower and the Collateral Manager represent and warrant to the Administrative Agent, the Lenders, the Collateral Agent and the Custodian that as of the Amendment Effective Date:
2.01.    each of the representations and warranties set forth in the Amended Credit Agreement and in the other Facility Documents are true and correct in all material respects (or in all respects for such representations and warranties that are by their terms already qualified as to materiality) as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or in all respects for such representations and warranties that are by their terms already qualified as to materiality) as of such earlier date;
2.02.    both immediately before and after giving effect to this Amendment and the transactions contemplated hereby, no Default, Event of Default or Collateral Manager Default shall have occurred and be continuing, or would result therefrom;
2.03.    no action, suit or proceeding (including, without limitation, any inquiry or investigation) shall be pending or threatened with respect to the financing contemplated hereby or any documentation executed in connection therewith, and no injunction or other restraining order shall have been issued or a hearing therefor be pending or noticed with respect to this Amendment or the transactions contemplated hereby;
2.04.    all necessary governmental and material third party approvals and/or consents in connection with the transactions contemplated by this Amendment and otherwise referred to herein shall have been obtained and remain in effect; and
2.05.    each of the conditions in Section 3 hereof has been satisfied or waived by the Administrative Agent (other than such conditions to the extent required to be satisfactory to the Administrative Agent or the Lenders).
Section 3.    Conditions Precedent. The amendments to the Existing Credit Agreement set forth in Section 1 above shall become effective as of the date (the “Amendment Effective Date”), upon which each of the following conditions precedent shall be satisfied or waived:
3.01.    Execution. The Administrative Agent shall have received counterparts of this Amendment executed by the Borrower, the Collateral Manager and the Lenders.
3.02.    Costs and Expenses. The Borrower shall have paid all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent, the Collateral Agent, and the Custodian incurred in connection with this Amendment payable pursuant to Section 12.04 of the Amended Credit Agreement, including without limitation all reasonable and documented fees and out-of-pocket expenses of counsel to the Administrative Agent incurred in connection with

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the closing of the transactions contemplated this Amendment to the extent invoiced at least one (1) Business Day prior to the Amendment Effective Date.
3.03.    Certain Documents. The Administrative Agent shall have received each of the following, unless otherwise agreed by the Administrative Agent:
(a)    a fully executed copy of this Amendment;
(b)    a Beneficial Ownership Certification in respect of the Borrower; and
(c)    such other instruments, certificates and documents from the Borrower or the Collateral Manager as the Administrative Agent, any Lender, the Collateral Agent or the Custodian shall have reasonably requested.
Section 4.    Reference to and Effect Upon the Existing Credit Agreement.
4.01.    Except as specifically amended or waived above, the Existing Credit Agreement and the other Facility Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed.
4.02.    The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Existing Credit Agreement or any Facility Document, nor constitute a waiver of any provision of the Existing Credit Agreement or any Facility Document.
Section 5.    Reaffirmation. Each of the Borrower and the Collateral Manager hereby reaffirms its obligations under each Facility Document to which it is a party. The Borrower hereby reaffirms the grant of security contained in Section 7.01(a) of the Credit Agreement.
Section 6.    Miscellaneous. This Amendment is a Facility Document for all purposes of the Amended Credit Agreement. This Amendment may be executed in any number of counterparts, and by different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of a counterpart signature page by facsimile transmission or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart signature page. Section headings used in this Amendment are for reference only and shall not affect the construction of this Amendment.
Section 7.    GOVERNING LAW. THIS AMENDMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.
[signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.
BDCA-CB FUNDING, LLC,
as Borrower

By: Business Development Corporation of America, its sole member

By:/s/ Ira Wishe
Name: Ira Wishe
Title: Authorized Signatory

[Signature Page to Sixth Amendment to Credit and Security Agreement]

BUSINESS DEVELOPMENT CORPORATION OF AMERICA, as Collateral Manager

By:/s/ Ira Wishe
Name: Ira Wishe
Title: Authorized Signatory

[Signature Page to Sixth Amendment to Credit and Security Agreement]

CITIBANK, N.A., as Administrative
Agent and as a Lender

By:/s/ Vincent Nocerino
Name: Vincent Nocerino
Title: Vice President

[Signature Page to Sixth Amendment to Credit and Security Agreement]

Exhibit A
Form of Amended Credit Agreement
[see attached]

CONFORMED COPY THROUGH ~~FIFTH~~SIXTH AMENDMENT
CREDIT AND SECURITY AGREEMENT
among
BDCA-CB FUNDING, LLC,
as Borrower,
THE LENDERS FROM TIME TO TIME PARTIES HERETO,
CITIBANK, N.A.,
as Administrative Agent,
U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent and as Custodian
and
BUSINESS DEVELOPMENT CORPORATION OF AMERICA,
as Collateral Manager
Dated as of June 27, 2014

“Applicable Margin” means (a) (x) during the period from and including the Closing Date through and including October 31, 2017, 1.70% and (y) during the period from and including November 1, 2017 through and including the last day of the Reinvestment Period, 1.60% per annum; and (b) after the Reinvestment Period, 2.00% per annum.
“Approval Request” has the meaning assigned to such term in Section 2.01(a).
“Amortization Period” means the period beginning on the last day of the Reinvestment Period and ending on the date on which all Obligations are paid in full.
“Asset Cost” means, for each Collateral Loan included in the Collateral, the product of (i) the Purchase Price paid by the Borrower for such Collateral Loan times (ii) the Principal Balance of such Collateral Loan at such time.
“Asset Coverage Ratio” means the ratio, determined on a consolidated basis, without duplication, in accordance with GAAP, of (a) the fair value of the total assets of BDCA and its subsidiaries as required by, and in accordance with, the Investment Company Act and any orders of the SEC issued, or exemptive relief granted by the SEC, in each case to BDCA to be determined by the Board of Directors of BDCA and reviewed by its auditors, less all liabilities (other than indebtedness, including indebtedness hereunder) of BDCA and its subsidiaries, to (b) the aggregate amount of indebtedness of BDCA and its subsidiaries; provided that the calculation of the Asset Coverage Ratio shall not include subsidiaries that are not required to be included by the Investment Company Act as affected by such orders of the SEC issued, or exemptive relief granted by the SEC, in each case to BDCA including, if set forth in any such order or exemptive relief, any subsidiary which is a small business investment company which is licensed by the Small Business Administration to operate under the Small Business Investment Act of 1958.
“Assignment and Acceptance” means an Assignment and Acceptance in substantially the form of Exhibit D hereto, entered into by a Lender, an assignee, the Administrative Agent and, if applicable, the Borrower.
“Authorized Person(s)” has the meaning assigned to such term in Section 13.07(d)(i). “Bankruptcy Code” means the United States Bankruptcy Code.
“Base Rate” means, on any date, a fluctuating interest rate per annum equal to the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 1.50% or (c) the LIBOR Rate for a one month period plus 1.0%. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer of any Agent or any Lender. Interest calculated pursuant to clauses (a), (b) and (c) above will be determined based on a year of 360 days and actual days elapsed.
“BDCA” has the meaning assigned to such term in the introduction to this Agreement.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation in a form as agreed to by the Administrative Agent.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Block Notice” has the meaning assigned to such term in Section 13.04(b).
“Borrower” has the meaning assigned to such term in the introduction to this Agreement.
S&P and “P-1” or better by Moody’s or (iii) is otherwise acceptable to the Administrative Agent and (b) the deposits of which are insured by the Federal Deposit Insurance Corporation.
“Qualified Purchaser” has the meaning assigned to such term in Section 12.06(e).
“Quarterly Asset Amount” means, for any Payment Date, the arithmetical average of (a) the sum of the Principal Balances of all Collateral Loans and the cash and the principal balance of any Eligible Investments on deposit in the Principal Collection Subaccount, measured as of the first day of the related Collection Period and (b) the sum of the Principal Balances of all Collateral Loans and the cash and the principal balance of any Eligible Investments on deposit in the Principal Collection Subaccount, measured as of the related Determination Date.
“Register” has the meaning assigned to such term in Section 12.06(d).
“Regulation T”, “Regulation U”, “Regulation W” and “Regulation X” mean Regulation T, U, W and X, respectively, of the Board of Governors of the Federal Reserve System, as in effect from time to time.
“Reinvestment Period” means the period from and including the Closing Date to and including the earliest of (a) ~~May 31,~~July 1, 2019 and (b) the date of the termination of the Commitments pursuant to Section 6.01.
“Related Documents” means, with respect to any Collateral Loan, all agreements or documents evidencing, securing, governing or giving rise to such Collateral Loan.
“Replacement Lender” has the meaning assigned to such term in Section 2.16(a).
“Requested Amount” has the meaning assigned to such term in Section 2.02.
“Required Lenders” means, as of any date of determination, Lenders whose aggregate principal amount of Advances Outstanding plus unused Commitments aggregate more than 50% of the aggregate amount of the Commitments (used and unused) or, if the Commitments have expired or been terminated or otherwise reduced to zero, the aggregate principal amount of all Advances Outstanding; provided, however, that if any Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Required Lenders Advances owing to such Defaulting Lender and such Defaulting Lender’s unfunded Commitments.
“Required Loan Documents” means, for each Collateral Loan:

(a)	an executed copy of the assignment for such Collateral Loan;

(b)	other than in the case of a Noteless Loan, the original executed Underlying Note endorsed by the issuer or the prior holder of record of such Collateral Loan in blank or to the Borrower;

(c)	an executed copy of the Underlying Loan Agreement, together with a copy of all amendments and modifications thereto;

(d)	a copy of each related security agreement (if any) signed by each applicable Obligor;
aggregate amount of all such indebtedness is not material relative to the aggregate value of the assets of such subsidiary.
“Secured Parties” means the Administrative Agent, the Collateral Agent, the Custodian, the Collateral Administrator and the Lenders.
“Secured Party Representative” has the meaning assigned to such term in Section 12.09.
“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, all as from time to time in effect.
“Securities Intermediary” has the meaning assigned to it in Section 8-102(a)(14) of the UCC.
“Security Entitlement” has the meaning specified in Section 8-102(a)(17) of the UCC.
“Sixth Amendment Effective Date” means May 31, 2019.
“Solvent” as to any Person means that such Person is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code or Section 271 of the New York Debtor and Creditor Law.
“Specified Eligible Investment” means an Eligible Investment meeting the requirements of Section 8.06(a) and that is available to the Collateral Agent, to be specified by the Collateral Manager to the Collateral Agent (with a copy to the Administrative Agent) on or prior to the initial Borrowing Date; provided that, so long as no Default or Event of Default shall have occurred and then be continuing, at any time with not less than five Business Days’ notice to the Collateral Agent (with a copy to the Administrative Agent), the Collateral Manager may (and, if the then Specified Eligible Investment is no longer available to the Collateral Agent, shall) designate another Eligible

Investment that meets the requirements of Section 8.06(a) and that is available to the Collateral Agent to be the Specified Eligible Investment for purposes hereof. After the occurrence and continuation of a Default or Event of Default, a Specified Eligible Investment shall mean an Eligible Investment meeting the requirements of Section 8.06(a) and which has been selected by the Administrative Agent.
“Structured Finance Obligation” means any Collateral Loan owing by a finance vehicle that is secured directly and primarily by, primarily referenced to, and/or primarily representing ownership of, a pool of receivables or a pool of other assets, including collateralized debt obligations, residential mortgage-backed securities, commercial mortgage-backed securities, other asset-backed securities, “future flow” receivable transactions and other similar obligations; provided that ABL Facilities, loans to financial service companies, factoring businesses, health care providers and other genuine operating businesses do not constitute Structured Finance Obligations.
“Subject Laws” has the meaning assigned to such term in Section 4.01(f).
“Successor Collateral Manager” has the meaning assigned to such term in Section 14.08(a).
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any taxing Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Trade Confirmation” means a confirmation of the Borrower’s acquisition of a Collateral Loan delivered to the Collateral Agent (with a copy to the Custodian and the Administrative Agent) by the Borrower pursuant to Section 13.03(b), and setting forth applicable information with respect to such
Lenders under this Agreement or arising out of activities incidental to or contemplated by the Facility Documents or its Constituent Documents.
(o)    Prior Name of the Borrower. The Borrower was previously known as “405 TRS I, LLC” and “CB Funding I, LLC.” The Borrower’s name was changed to (i) “CB Funding I, LLC” pursuant to a Certificate of Amendment filed on June 10, 2014 with the Office of the Secretary of State of Delaware and to (ii) “BDCA-CB Funding, LLC” pursuant to a Certificate of Amendment filed on June 19, 2014 with the Office of the Secretary of State of Delaware.
(p)    Beneficial Ownership Certification. As of the Sixth Amendment Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.
Section 4.02. Representations and Warranties of the Collateral Manager
The Collateral Manager represents and warrants to each of the Secured Parties on and as of each Measurement Date, as follows:

(a)    Due Organization. The Collateral Manager is a corporation duly organized and validly existing under the laws of the State of Maryland, with full power and authority to own and operate its assets and properties, conduct the business in which it is now engaged and to execute and deliver and perform its obligations under this Agreement and the other Facility Documents to which it is a party.
(b)    Due Qualification and Good Standing. The Collateral Manager is in good standing in the State of Maryland. The Collateral Manager is duly qualified to do business and, to the extent applicable, is in good standing in each other jurisdiction in which the nature of its business, assets and properties, including the performance of its obligations under this Agreement, the other Facility Documents to which it is a party and its Constituent Documents, requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect.
(c)    Due Authorization; Execution and Delivery; Legal, Valid and Binding; Enforceability. The execution and delivery by the Collateral Manager of, and the performance of its obligations under the Facility Documents to which it is a party and the other instruments, certificates and agreements contemplated thereby are within its powers and have been duly authorized by all requisite action by it and have been duly executed and delivered by it and constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(d)    Non-Contravention. None of the execution and delivery by the Collateral Manager of this Agreement or the other Facility Documents to which it is a party, the consummation of the transactions herein or therein contemplated, or compliance by it with the terms, conditions and provisions hereof or thereof, will (i) conflict with, or result in a breach or violation of, or constitute a default under its Constituent Documents, (ii) conflict with or contravene (A) any Applicable Law, (B) any indenture, agreement or other contractual restriction binding on or affecting it or any of its assets, including any Related Document, or (C) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its assets or properties or (iii) result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in any contractual obligation or any agreement or document to which it is a party or by which it or any of its assets are bound (or to which any such obligation, agreement or document relates), except in the case of clause (i) above, where such conflicts, breaches, violations or defaults would not reasonably be expected to have a Material Adverse Effect.
(i)    Tax Matters. The Borrower shall (and each Lender hereby agrees to) treat the Advances and the Notes as debt for U.S. federal income tax purposes and will take no contrary position, unless otherwise required pursuant to a closing agreement with the U.S. Internal Revenue Service or a non-appealable judgment of a court of competent jurisdiction. Notwithstanding any contrary agreement or understanding, the Collateral Manager, the Borrower, the Agents and the Lenders (and each of their respective employees, representatives or other agents) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to them relating to such tax treatment and tax structure. The foregoing provision shall apply from the beginning of discussions between the parties. For this purpose, the tax treatment of a transaction is the purported or claimed U.S. tax treatment of the transaction under applicable U.S. federal, state or local law, and the tax structure of a transaction is any fact that may be relevant to understanding the purported or claimed U.S. tax treatment of the transaction under applicable U.S. federal, state or local law.
(j)    Collections. The Borrower shall direct all Obligors (and related paying agents) to pay all Collections directly to the Collection Account.
(k)    Priority of Payments. The Borrower shall instruct (or cause the Collateral Manager to instruct) the Collateral Agent to apply all Interest Proceeds and Principal Proceeds solely in accordance with the Priority of Payments and the other provisions of this Agreement.
(l)    Acquisition of Collateral Loans from the Equityholder. Any acquisition of Collateral Loans by the Borrower from the Equityholder shall be effected pursuant to the Sale Agreement and subject in all respects to the terms and conditions set forth therein.
(m)    Certificate of Assignment for Closing Date Participation Interest. As soon as practicable, but in no event later than the date that is ninety (90) days after the Closing Date (or such longer period to which the Administrative Agent may agree), the Borrower shall use its commercially reasonable efforts deliver to the Custodian and the Administrative Agent a copy of the fully executed assignment agreement assigning the Collateral Loan related to the Closing Date Participation Interest directly to the Borrower, certified by an officer of the Borrower (or the Collateral Manager on behalf of the Borrower) and written evidence satisfactory to the Administrative Agent that the Borrower is recognized as the owner of record by the related administrative agent in respect of the Related Documents.
(n)    Beneficial Ownership Regulation. Promptly following any request therefor, the Borrower shall deliver to the Administrative Agent information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with the Beneficial Ownership Regulation. The Borrower shall deliver to the Administrative Agent prompt written notice of any change in the information provided in the Beneficial Ownership Certification delivered to the Administrative Agent that would result in a change to the list of beneficial owners identified in such certification.
Section 5.02.    Negative Covenants of the Borrower

The Borrower covenants and agrees that, until the Final Maturity Date (and thereafter until the date that all Obligations, other than contingent indemnification obligations as to which no claim giving rise thereto has been asserted, have been paid in full):
(a)    Restrictive Agreements. It shall not enter into or suffer to exist or permit to become effective any agreement that prohibits, limits or imposes any condition upon its ability to create, incur, assume or suffer to exist any Lien (other than Permitted Liens) upon any of its property or revenues